Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Plan Administrator for ViaSat, Inc. 401(k) Profit Sharing Plan:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-159708, 333-167379 and 333-182015) on Form S-8 of ViaSat, Inc. of our report dated September 23, 2013 with respect to the statements of net assets available for benefits of ViaSat, Inc. 401(k) Profit Sharing Plan as of March 31, 2013 and 2012 and the related statement of changes in net assets available for benefits for the fiscal year ended March 31, 2013, and related supplemental schedule H, Part IV, line 4i – schedule of assets (held at end of year), as of March 31, 2013 and supplemental schedule H, Part IV, line 4a – schedule of delinquent participant contributions for the fiscal year ended March 31, 2013 which report appears in the March 31, 2013 annual report on Form 11-K of ViaSat, Inc. 401(k) Profit Sharing Plan.

/s/ Kieckhafer Schiffer & Company LLP

Irvine, California

September 23, 2013